EXHIBIT 1


                  Consent of Morgan Grenfell Asset Management


             The undersigned agrees that the Schedule 13D executed by Deutsche Bank AG to which this statement is attached as an exhibit is filed on behalf of Deutsche Bank AG and Morgan Grenfell Asset Management Limited pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.

Dated:  December 1, 1997


                         MORGAN GRENFELL ASSET MANAGEMENT
                           LIMITED


                         By: /s/ Andrew Hume
                            ---------------------------------
                            Name:  Andrew Hume
                            Title:  Senior Associate Director